UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 2, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Office Depot, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on October 25, 2010, which announced that Mr. Neil R. Austrian has agreed to serve as the Company’s interim Chairman and Chief Executive Officer until the Company hires a permanent replacement. The Company and Mr. Austrian entered into a Letter Agreement dated November 2, 2010, that sets forth the compensatory arrangements for Mr. Austrian (the “Agreement”).

Under the Agreement, Mr. Austrian’s commencement date is November 1, 2010, and he will receive a monthly salary of $200,000, which will accrue from and after October 25, 2010. Mr. Austrian was also granted a non-qualified stock option to purchase 400,000 shares of common stock of the Company (the “Option”) pursuant to and subject to the terms of the Company’s 2007 Long-Term Incentive Plan (the “Incentive Plan”). The Option was granted with an exercise price of $4.43, and with such other customary terms as determined by the Compensation Committee under the Incentive Plan and as set forth in Mr. Austrian’s Non-Qualified Stock Option Award Agreement, dated November 2, 2010 (the “Option Agreement”). As more fully described below, the Option will vest with respect to one third (1/3) of the shares on the grant date of November 2, 2010, and 1/3 on each of the first and second anniversaries of the grant date (each a “Scheduled Vesting Date”), subject to Mr. Austrian, on each Scheduled Vesting Date, continuing to serve as, (i) CEO through the date of commencement of employment of a successor CEO of the Company (“Successor CEO Event”), and as (ii) a member of the Board of the Directors of the Company (the “Board”), from and after the employment of such Successor CEO.

Under the Agreement, if Mr. Austrian continues to be employed as interim CEO through the Successor CEO Event, then as of such date, the Option shall vest (to the extent not previously vested) with respect to 50% of the shares subject to the Option, and the then remaining unvested shares covered by the Option shall vest, subject to Mr. Austrian’s continued services as a member of the Board on the first anniversary of the Successor CEO Event. In addition, the Option, unless previously forfeited by Mr. Austrian pursuant to a Forfeiture Event (defined below), shall become 100% vested upon the occurrence of any of the following events:

(x) if prior to the occurrence of a Successor CEO Event, (A) Mr. Austrian’s employment as CEO of the Company terminates for any reason other than because of his resignation or for termination by the Company for good cause (defined below) or (B) Mr. Austrian has not been re-elected to the Board, despite having offered himself as a candidate for re-election to the Board;

(y) following the occurrence of a Successor CEO Event, if Mr. Austrian dies, ceases performing services as a Director upon becoming Disabled (as defined in the Option Agreement), or has not been re-elected to the Board, despite having offered himself as a candidate for re-election to the Board (other than following the occurrence of a Director Good Cause Event (defined below)); or

(z) immediately prior to the date of any “Change in Control" of the Company (as defined in the Incentive Plan).

The Option shall expire on November 2, 2017, subject to earlier expiration due to certain termination events as described in Section 2(b) of the Option Agreement.

Notwithstanding any of the foregoing, the unvested portion of the Option, if any, shall be forfeited without consideration if Mr. Austrian resigns or his employment as CEO is terminated by the Company with good cause, in either case, prior to the Successor CEO Event or, thereafter, in the event of (A) Mr. Austrian’s resignation as a member of the Board or (B) upon the occurrence of a Director Good Cause Event (each a “Forfeiture Event”).

Under the Agreement, the term “good cause” shall mean: Mr. Austrian’s conviction of a felony or willful malfeasance or gross negligence in discharging his duties under the Agreement, resulting in material harm to the Company; and “Director Good Cause Event” shall mean: Mr. Austrian’s conviction of a felony or willful malfeasance or gross negligence in discharging his duties as a member of the Board, resulting in material harm to the Company. Under the Agreement, “good cause” or the occurrence of a Director Good Cause Event: (i) shall be established only by a vote of 75% or more of the members of the Board (other than Mr. Austrian), (ii) shall specify the nature of such “good cause” or Director Good Cause Event, (iii) include a determination that Mr. Austrian has engaged in the conduct constituting good cause or the Director Good Cause Event and, (iv) in the case of good cause, shall direct that Mr. Austrian’s employment shall be terminated for good cause.

The Agreement may be terminated by either party with sixty (60) days notice to the other, and will terminate immediately upon Mr. Austrian’s death or upon termination of his employment by the Company for good cause.

Prior to his appointment as interim Chair and CEO, Mr. Austrian served as the Company’s Lead Director, Chair of the Corporate Governance and Nominating Committee, and as a member of the Finance Committee since March 2006. During his service as interim Chair and CEO, Mr. Austrian will step down as Lead Director and his service on all standing committees of the Board and any committees requiring director independence will be suspended, but he will continue to serve as a member of the Board and will be allowed to attend any and all meetings of the Board’s committees in his capacity as CEO. During his service as interim Chair and CEO, Mr. Austrian will not receive the cash compensation portion of the Company’s annual retainer for its Board members; however, he will remain eligible to participate in the equity portion of the annual retainer.

The foregoing description of the terms of the Agreement and Option Agreement is qualified in its entirety by reference to the actual agreements which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	Exhibit No.	Description

	10.1	Letter Agreement between Office Depot, Inc. and Neil R. Austrian dated November 2, 2010.

	10.2	Form of Non-Qualified Stock Option Award Agreement between Office Depot, Inc. and Neil R. Austrian dated November 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: November 2, 2010	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

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